UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Edwards Lifesciences Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

Explanatory Note

On March 26, 2025, Edwards Lifesciences Corporation (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission for the Company’s 2025 Annual Meeting of Stockholders to be held on May 8, 2025 (the “Annual Meeting”). The Company is filing this supplement (this “Supplement”) to its Proxy Statement solely to clarify disclosure included in the “Vote Required on Proposals” table in the “General Meeting and Voting Information” section of the Proxy Statement. Except as specifically updated by the information contained below, all information set forth in the Proxy Statement remains unchanged.

Voting Information

As disclosed in the Proxy Statement, broker non-votes will not be counted as votes cast for Proposal 1 and will not be counted as shares entitled to vote on Proposals 2, 3, 4, and 5. This necessarily means that broker non-votes with respect to these proposals will have no effect on the outcome of the proposals at the Annual Meeting. This Supplement is being filed solely to clarify the effect of this treatment on the proposals by replacing the “Vote Required on Proposals” table on pages 3-4 of the Proxy Statement with the following:

Vote Required on Proposals

The following summary describes the vote required to approve each of the proposals at the Annual Meeting:

Voting Item		Vote Standard	Treatment of Abstentions and Broker Non-Votes

Proposal 1.	Election of Directors	• Majority of votes cast	• Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect on the outcome of the proposal

Proposal 2.	Advisory Vote to Approve Named Executive Officer Compensation	• Majority of shares represented at the Annual Meeting and entitled to vote on the proposal	• Abstentions will have the effect of votes “against” • Broker non-votes will not be counted as shares entitled to vote on the proposal and therefore will have no effect on the outcome of the proposal

Proposal 3.	Ratification of Appointment of Independent Registered Public Accounting Firm	• Majority of shares represented at the Annual Meeting and entitled to vote on the proposal

•   Abstentions will have the effect of votes “against”

•   Broker non-votes, if any, will not be counted as shares entitled to vote on the proposal and therefore will have no effect on the outcome of the proposal

Proposal 4.	Approval of the Amendment and Restatement of the Company’s 2001 Employee Stock Purchase Plan for United States Employees (the “U.S. ESPP”) to Increase the Total Number of Shares of Common Stock Available for Issuance under the U.S. ESPP by 4,200,000 Shares	• Majority of shares represented at the Annual Meeting and entitled to vote on the proposal	• Abstentions will have the effect of votes “against” • Broker non-votes will not be counted as shares entitled to vote on the proposal and therefore will have no effect on the outcome of the proposal

Proposal 5.	Approval of the Amendment and Restatement of the Company’s 2001 Employee Stock Purchase Plan for International Employees (the “International ESPP”) to Increase the Total Number of Shares of Common Stock Available for Issuance under the International ESPP by 1,460,000 Shares	• Majority of shares represented at the Annual Meeting and entitled to vote on the proposal	• Abstentions will have the effect of votes “against” • Broker non-votes will not be counted as shares entitled to vote on the proposal and therefore will have no effect on the outcome of the proposal

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

Voting Information

Proxies received since the mailing date of the Proxy Statement will continue to be voted as instructed unless otherwise revoked or changed by a subsequent proxy in the manner described under “Revocation of Your Proxy” in the “General Meeting and Voting Information” section of the Proxy Statement. If you have already submitted a proxy to vote your shares at the Annual Meeting and you do not wish to change your vote, you do not need to resubmit a new proxy.